EXHIBIT 16

September 25, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Re:	Synthetic Blood International, Inc.
File No. 2-31909

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Synthetic Blood International, Inc. dated September 25, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP